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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation of our report dated June 3, 1996 on the financial statements of Securacom, Incorporated as of December 31, 1995 and for each of the two years then ended which is included in this Registration Statement No. 333-26439 on Form S-1 Amendment Number 4 of Securacom, Incorporated, and to the reference of our Firm under the caption "Experts" in the Form S-1 Amendment Number 4 which is expected to be filed on or about September 11, 1997.




                                             AMPER, POLITZINER & MATTIA



September 11, 1997

Edison, New Jersey